UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2015

TIER REIT, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-51293	68-0509956
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

17300 Dallas Parkway, Suite 1010, Dallas, Texas

75248

(Address of principal executive offices)

(Zip Code)

(972) 931-4300

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01                                           Regulation FD.

On May 14, 2015, TIER REIT, Inc., a Maryland corporation (which may be referred to herein as the “Registrant,” “we,” “our” or “us”), first used the presentation attached hereto as Exhibit 99.1 in connection with a conference call with stockholders and financial advisors to review first quarter 2015 results. The information included in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

The presentation materials include information about Modified Funds from Operations (“MFFO”) and Same Store Cash Net Operating Income (“Same Store Cash NOI”).  In order to derive MFFO, we begin with Funds from Operations (“FFO”), which is a non-GAAP financial measure that is widely recognized as a measure of REIT operating performance. FFO is defined by the National Association of Real Estate Investment Trusts (“NAREIT”) in the April 2002 “White Paper on Funds From Operations” as net income (loss), computed in accordance with accounting principles generally accepted in the United State of America (“GAAP”), excluding extraordinary items, as defined by GAAP, gains (or losses) from sales of property and impairments of depreciable real estate (including impairments of investments in unconsolidated joint ventures and partnerships which resulted from measurable decreases in the fair value of the depreciable real estate held by the joint venture or partnership), plus depreciation and amortization on real estate assets, and after related adjustments for unconsolidated partnerships, joint ventures and subsidiaries, and noncontrolling interests.

Since FFO was promulgated, several new accounting pronouncements have been issued, such that the presentation of FFO alone to be insufficient to evaluate operating performance.  Accordingly, in addition to FFO, we use MFFO, as defined by the Investment Program Association (“IPA”).  The IPA definition of MFFO excludes from FFO the following items:

(1)         acquisition fees and expenses;

(2)         straight-line rent amounts, both income and expense;

(3)         amortization of above- or below-market intangible lease assets and liabilities;

(4)         amortization of discounts and premiums on debt investments;

(5)         impairment charges on real estate related assets to the extent not already excluded from net income in the calculation of FFO, such as impairments of non-depreciable properties, loans receivable, and equity and debt investments;

(6)         gains or losses from the early extinguishment of debt;

(7)         gains or losses on the extinguishment or sales of hedges, foreign exchange, securities, and other derivative holdings except where the trading of such instruments is a fundamental attribute of our operations;

(8)         gains or losses related to fair value adjustments for interest rate swaps and other derivatives not qualifying for hedge accounting, foreign exchange holdings, and other securities;

(9)         gains or losses related to consolidation from, or deconsolidation to, equity accounting;

(10)  gains or losses related to contingent purchase price adjustments; and

(11)  adjustments related to the above items for unconsolidated entities in the application of equity accounting.

The determination of whether impairment charges have been incurred is based partly on anticipated operating performance and hold periods. Estimated undiscounted cash flows from a property, derived from estimated future net rental and lease revenues, net proceeds on the sale of the property, and certain other ancillary cash flows are taken into account in determining whether an impairment charge has been incurred. While impairment charges for depreciable real estate are excluded from net income (loss) in the calculation of FFO and impairment charges for other real estate related assets are excluded in the calculation of MFFO as described above, impairments reflect a decline in the value of the applicable property that we may not recover.

Historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate and intangibles diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered the presentation of operating results for real estate companies that use historical cost accounting alone to be insufficient. As a result, we believe that the use of MFFO, together with the required GAAP presentation, provides a more complete understanding of our performance because it excludes the adjustments in FFO and MFFO outlined above. Factors that impact MFFO include fixed costs, lower yields on cash held in accounts, income from portfolio properties and other portfolio assets, interest rates on debt financing, and operating expenses. When compared period over period, MFFO reflects the impact on operations from trends in occupancy rates, rental rates, operating costs, development activities, general and administrative expenses, and interest costs that are not immediately apparent from net income. We believe fluctuations in MFFO are indicative of changes and potential changes in operating activities.

Accordingly, we believe that MFFO can be a useful metric in assessing the sustainability of operating performance. MFFO is also more comparable in evaluating our performance over time. We also believe that MFFO is a recognized measure of sustainable operating performance by the real estate industry and is useful in comparing the sustainability of our operating performance with the sustainability of the operating performance of other real estate companies that do not have a similar level of involvement in acquisition activities or are not similarly affected by impairments and other non-operating charges. By providing MFFO, we believe we are presenting useful information in the analysis of long-term operating activities.

MFFO should neither be considered as an alternative to net income (loss), nor as an indication of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to make distributions. Additionally, the exclusion of impairments limits the usefulness of MFFO as an historical operating performance measure since an impairment charge indicates that operating performance has been permanently affected. MFFO is not a useful measure in evaluating net asset value because impairments are taken into account in determining net asset value but not in determining MFFO. MFFO is a non-GAAP measurement and should be reviewed in connection with other GAAP measurements. Our MFFO attributable to common stockholders as presented may not be comparable to amounts calculated by other REITs that do not define FFO in accordance with the current NAREIT definition or MFFO in accordance with the current IPA definition or that interpret the definitions differently.

The following section presents our calculations of FFO attributable to common stockholders and MFFO attributable to common stockholders for the three months ended March 31, 2015 and December 31, 2014 (in thousands, except per share amounts):

	Three Months Ended
	March 31, 2015	December 31, 2014

Net income (loss)	$(5,902)	$47,809
Net (income) loss attributable to noncontrolling interests	10	(77)
Accretion of Series A Convertible Preferred Stock	—	(1,926)
Adjustments (1):
Real estate depreciation and amortization from consolidated properties	30,022	37,181
Real estate depreciation and amortization from unconsolidated properties	1,287	1,307
Impairment of depreciable real estate assets	132	4,940
Gain on sale of depreciable real estate	(8,606)	(86,195)
Noncontrolling interests (OP units & vested restricted stock units) share of above adjustments	(39)	68
FFO attributable to common stockholders	$16,904	$3,107

Adjustments (1) (2):
Acquisition expenses	2	86
Straight-line rent adjustments	(2,850)	(3,141)
Amortization of above- and below-market rents, net	(1,289)	(1,244)
Loss on early extinguishment of debt	36	14,616
Noncontrolling interests (OP units & vested restricted stock units) share of above adjustments	7	(17)
MFFO attributable to common stockholders	$12,810	$13,407

Weighted average common shares outstanding - basic	299,349	299,264
Weighted average common shares outstanding - diluted (3)	300,396	299,976

Net income (loss) per common share - basic and diluted (3)	$(0.02)	$0.15
FFO per common share - basic and diluted	$0.06	$0.01
MFFO per common share - basic and diluted	$0.04	$0.04

(1)         Reflects the adjustments of continuing operations, as well as discontinued operations.

(2)         Includes adjustments for unconsolidated properties.

(3)         There are no dilutive securities for purposes of calculating the net income (loss) per common share.

Same Store GAAP NOI is equal to rental revenue, less lease termination fee income, property operating expenses (excluding tenant improvement demolition costs), real estate taxes, and property management expenses for our same store properties and is considered a non-GAAP financial measure. Same Store Cash NOI is equal to Same Store GAAP NOI less non-cash revenue items including straight-line rent adjustments and the amortization of above- and below-market rent. The same store properties include our consolidated operating properties owned and operated for the entirety of the current and comparable periods, and excludes properties classified as held for sale before January 1, 2015. We view Same Store GAAP NOI and Same Store Cash NOI as important measures of the operating performance of our properties because they allow us to compare operating results of consolidated properties owned and operating for the entirety of the current and comparable periods and therefore eliminate variations caused by acquisitions or dispositions during the periods under review.

Same Store GAAP NOI and Same Store Cash NOI presented by us may not be comparable to Same Store GAAP NOI or Same Store Cash NOI reported by other REITs that do not define Same Store GAAP NOI or Same Store Cash NOI exactly as we do. We believe that in order to facilitate a clear understanding of our operating results, Same Store GAAP NOI and Same Store Cash NOI should be examined in conjunction with net income (loss) as presented in our consolidated financial statements and notes thereto. Same Store GAAP NOI and Same Store Cash NOI should not be considered as alternatives to net income (loss) as an indication of our performance or to cash flows as a measure of liquidity or our ability to make distributions.

The table below presents our Same Store GAAP NOI and Same Store Cash NOI with a reconciliation to net loss for the three months ended March 31, 2015 and 2014 (in thousands). The same store properties for this comparison consist of 29 properties and 10.6 million square feet.

	Three Months Ended
	March 31, 2015	March 31, 2014
Same Store Revenue:
Revenues:
Total revenue	$69,990	$67,065
Less: Lease termination fees	545	120
	69,445	66,945

Same Store Expenses:
Property operating expenses (less tenant improvement demolition costs)	22,687	23,309
Real estate taxes	10,605	9,585
Property management fees	2,185	2,034
Property Expenses	35,477	34,928
Same Store GAAP NOI	33,968	32,017

Less:
Straight-line rent revenue adjustment	1,297	1,439
Above/below market rent amortization	1,008	1,018
Same Store Cash NOI	$31,663	$29,560

Reconciliation of net loss to Same Store GAAP NOI and Same Store Cash NOI:
Net loss	$(5,902)	$(29,657)
Adjustments:
Interest expense	15,787	15,847
Asset impairment losses	132	—
Tenant improvement demolition costs	52	746
General & administrative	6,412	4,695
Acquisition expense	2	—
Real estate depreciation and amortization	30,022	28,161
Interest and other income	(146)	(249)
Loss on early extinguishment of debt	36	—
Provision (benefit) for income taxes	(76)	68
Equity in operations of investments	(243)	(88)
(Income) loss from discontinued operations	(1,305)	12,991
Gain on sale of assets	(8,606)	—
Net operating income of non same store properties	(1,652)	(377)
Lease termination fees	(545)	(120)
Same Store GAAP NOI	33,968	32,017
Straight-line rent revenue adjustment	(1,297)	(1,439)
Above/below market rent amortization & lease incentives	(1,008)	(1,018)
Same Store Cash NOI	$31,663	$29,560

Item 9.01.                                        Financial Statements and Exhibits.

(d)                                 Exhibits.

99.1  TIER REIT, Inc. — First Quarter 2015 Conference Call Presentation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TIER REIT, INC.

Dated: May 14, 2015	By:	/s/ Telisa Webb Schelin
Telisa Webb Schelin
Senior Vice President — Legal, General Counsel & Secretary

Exhibit Index

Exhibit Number	Description
99.1	TIER REIT, Inc. — First Quarter 2015 Conference Call Presentation